                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 10, 1995 appearing on page 15 of American Precision Industries, Inc.'s Annual Report on Form 10-K for the year ended December 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

S/PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Buffalo, New York
August 14, 1995
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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1995 appearing on page 15 of American Precision Industries, Inc.'s Annual Report on Form 10-K for the year ended December 30, 1994.

S/PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Buffalo, New York
August 14, 1995